Exhibit 7.01

JOINT FILING AGREEMENT

This Agreement is made this 27th day of March, 2014, by and between each of the undersigned.

WHEREAS, each of the undersigned may be required to file a Schedule 13D with respect to ownership of securities in Hastings Entertainment, Inc. (the “Issuer”);

NOW, THEREFORE, the undersigned agree to file only one Schedule 13D reflecting their combined beneficial ownership of securities of the Issuer, and each of the undersigned hereby designates and appoints John H. Marmaduke as its attorney-in-fact with full power of substitution for each of them, each acting singly, to sign, file and make any amendments to such Schedule 13D.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

DATED: March 27, 2014

/s/ John H. Marmaduke
John H. Marmaduke

/s/ Martha Marmaduke
Martha Marmaduke

JOHN H. MARMADUKE FAMILY LIMITED PARTNERSHIP
By: John H. Marmaduke Management, Inc.

By:	/s/ John H. Marmaduke
John H. Marmaduke
President

JOHN H. MARMADUKE MANAGEMENT, INC.

By:	/s/ John H. Marmaduke
John H. Marmaduke
President